Exhibit 99.1

LHC Group Announces Second Quarter 2008 Results

Company Increases Guidance for Full-Year 2008

LAFAYETTE, La.--(BUSINESS WIRE)--LHC Group, Inc. (NASDAQ: LHCG):

Second Quarter Highlights:

  Net service revenue of $90.1 million;
  Income from continuing operations of $6.4 million; and
  Diluted earnings per share from continuing operations of $0.35.

LHC Group, Inc. (NASDAQ: LHCG), one of the largest providers of home nursing services in the United States, announced today its financial results for the second quarter and six months ended June 30, 2008.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2008, increased 27.7% to $90.1 million compared with $70.6 million in 2007.
  Income from continuing operations for the second quarter of 2008 totaled $6.4 million, or $0.35 per diluted share, compared with income from continuing operations of $5.4 million, or $0.30 per diluted share, for the second quarter of 2007.
  Net income for the second quarter of 2008 totaled $6.3 million, or $0.35 per diluted share, compared with net income of $5.0 million, or $0.28 per diluted share, for the second quarter of 2007.
  Internal growth (which is the combination of organic growth and internal growth on acquisitions) on Home-Based net service revenue and Medicare net service revenue for the second quarter of 2008 was 13.6% and 16.1%, respectively.
  Internal growth on Home-Based average weekly census and Medicare average weekly census for the second quarter of 2008 was 6.7% and 13.3%, respectively.
  Commercial and Managed Care net service revenue per admission for the second quarter of 2008 was $2,831 as compared with $1,945 for the second quarter of 2007.
  Days sales outstanding, or DSO, for the three months ended June 30, 2008, was 60 days as compared with 75 days for the same three-month period in 2007.
  DSO, when adjusted for unbilled accounts receivables from acquisitions on hold pending change of ownership processing by fiscal intermediaries, decreased to 55 days as compared with 70 days for the comparable period in 2007.

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2008, increased 24.6% to $173.6 million compared with $139.3 million in 2007.
  Income from continuing operations for the six months ended June 30, 2008, totaled $11.8 million, or $0.66 per diluted share, compared with income from continuing operations of $11.4 million, or $0.64 per diluted share, for the six months ended June 30, 2007.
  Net income for the six months ended June 30, 2008, totaled $11.7 million, or $0.65 per diluted share, compared with net income of $10.8 million, or $0.61 per diluted share, for the six months ended June 30, 2007.
  Internal growth on Home-Based net service revenue and Medicare net service revenue for the six months ended June 30, 2008, was 11.5% and 14.1%, respectively.
  Internal growth on Home-Based average weekly census and Medicare average weekly census for the six months ended June 30, 2008, was 3.8% and 9.0%, respectively.
  Commercial and Managed Care net service revenue per admission for the six months ended June 30, 2008, was $2,695 as compared with $1,730 for the six months ended June 30, 2007.

In commenting on the results, Keith G. Myers, chief executive officer of LHC Group, said, “The second quarter of 2008 was a breakout quarter for the LHC Group family and the first quarter in which the Company experienced the full impact of the Medicare reimbursement changes. We also see these results as confirmation of the ability of our management team to successfully adapt to changes in the reimbursement environment. I believe our performance by every measure should be an indicator of what lies ahead. The investments we’ve made in our business over the past year have positioned us for a new era of expansion and growth, and we could not be more confident and more excited about the future.”

Guidance

The Company also announced that it is increasing its guidance for full-year 2008 to revenues of $350 million to $370 million (previously $340 million to $360 million) and fully diluted earnings per share of $1.35 to $1.45 (previously $1.30 to $1.40). The guidance does not take into account any future acquisitions or de novo locations.

Conference Call

The live broadcast of LHC Group’s conference call will begin at 11:00 a.m. Eastern time on Thursday, July 31, 2008. Speakers on the call will include Keith Myers, chief executive officer; John Indest, president and chief operating officer, and Pete Roman, senior vice president and chief financial officer. A link to the webcast can be found under the investor relations section of the Company’s website, www.lhcgroup.com, or at www.earnings.com. A replay of the webcast will also be archived on LHC Group’s website. A telephone replay will be available for one week by dialing (888) 286-8010 (US) or (617) 801-6888 (international) and entering the pass code 67309625.

About LHC Group, Inc.

LHC Group, Inc. is one of the largest providers of home nursing services in the United States providing quality cost effective healthcare services to patients within the comfort and privacy of their home or place of residence.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions. These forward-looking statements include, among other things, statements regarding our financial performance for 2008 and the impact that recent changes in reimbursement and our operations will have on our future results. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	June 30, 2008	Dec. 31, 2007
	(unaudited)
ASSETS

Current assets:
Cash	$2,880	$1,155
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $8,913 and $8,953, respectively	59,903	70,033
Other receivables	3,578	2,425
Amounts due from governmental entities	1,249	1,459
Total receivables, net	64,730	73,917
Deferred income taxes	3,092	2,946
Prepaid expenses and other current assets	4,227	4,423
Prepaid income taxes	1,234	–
Assets held for sale	436	556
Total current assets	76,599	82,997
Property, building and equipment, net	14,610	12,523
Goodwill	94,312	62,227
Intangible assets, net	15,162	14,055
Other assets	3,460	3,183
Total assets	$204,143	$174,985

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$9,424	$6,103
Salaries, wages and benefits payable	13,404	11,303
Amounts due to governmental entities	3,162	3,162
Income taxes payable	–	863
Current portion of capital lease obligations	102	88
Current portion of long-term debt	529	433
Total current liabilities	26,621	21,952
Deferred income taxes, less current portion	4,218	3,243
Revolving credit facility	8,081	–
Capital lease obligations	–	63
Long-term debt, less current portion	4,751	2,847
Minority interests subject to exchange contracts and/or put options	59	121
Other minority interests	3,371	3,388
Stockholders’ equity:
Common stock — $0.01 par value: 40,000,000 shares authorized; 20,830,083 and 20,725,713 shares issued and 17,876,295 and 17,775,284 shares outstanding, respectively	179	177
Treasury stock – 2,953,788 and 2,950,429 shares at cost, respectively	(2,939)	(2,866)
Additional paid-in capital	83,987	81,983
Retained earnings	75,815	64,077
Total stockholders’ equity	157,042	143,371
Total liabilities and stockholders’ equity	$204,143	$174,985

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net service revenue	$90,115	$70,564	$173,588	$139,291
Cost of service revenue	45,559	36,081	87,455	70,698
Gross margin	44,556	34,483	86,133	68,593
Provision for bad debts	3,623	2,137	7,309	3,878
General and administrative expenses	28,723	23,005	55,596	43,932
Operating income	12,210	9,341	23,228	20,783
Interest expense	80	94	228	176
Non-operating income	(407)	(305)	(808)	(598)
Income from continuing operations before income taxes and minority interest allocations	12,537	9,552	23,808	21,205
Income tax expense	3,907	3,071	7,270	6,865
Minority interest	2,259	1,107	4,698	2,914
Income from continuing operations	6,371	5,374	11,840	11,426
Loss from discontinued operations (net of income tax benefit of $24, $215, $63 and $382 respectively)	37	336	167	602
Net income	6,334	5,038	11,673	10,824
Redeemable minority interests	(36)	122	65	156
Net income available to common stockholders	$6,298	$5,160	$11,738	$10,980

Earnings per share — basic and diluted:
Income from continuing operations	$0.35	$0.30	$0.66	$0.64
Loss from discontinued operations, net	–	(0.02)	(0.01)	(0.03)
Net income	0.35	0.28	0.65	0.61
Redeemable minority interests	–	0.01	0.01	0.01
Net income available to common shareholders	$0.35	$0.29	$0.66	$0.62

Weighted average shares outstanding:
Basic	17,849,820	17,754,632	17,824,895	17,751,412
Diluted	17,883,964	17,798,952	17,875,527	17,813,395

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2008	2007
Operating activities
Net income	$11,673	$10,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,757	1,449
Provision for bad debts	7,663	4,089
Stock-based compensation expense	816	581
Minority interest in earnings of subsidiaries	4,545	2,711
Deferred income taxes	829	(337)
Gain on sale of assets	(339)	–
Changes in operating assets and liabilities, net of acquisitions:
Receivables	1,240	(13,782)
Prepaid income taxes	(1,234)	(3,382)
Prepaid expenses and other assets	506	(340)
Accounts payable and accrued expenses	4,282	(1,377)
Net amounts due governmental entities	210	(56)
Net cash provided by operating activities	31,948	380

Investing activities
Purchases of property, building, and equipment	(6,467)	(1,517)
Proceeds from sale of assets	3,090	–
Cash paid for acquisitions, primarily goodwill and intangible assets	(32,855)	(9,477)
Net cash used in investing activities	(36,232)	(10,994)

Financing activities
Proceeds from line of credit	30,057	–
Payments on line of credit	(21,976)	–
Proceeds from debt issuance	5,050	–
Principal payments on debt	(3,050)	(69)
Payments on capital leases	(49)	(127)
Excess tax benefits from vesting of restricted stock	33	91
Proceeds from employee stock purchase plan	253	173
Minority interest distributions, net	(4,309)	(3,013)
Net cash provided by (used in) financing activities	6,009	(2,945)
Change in cash	1,725	(13,559)
Cash at beginning of period	1,155	26,877
Cash at end of period	$2,880	$13,318

Supplemental disclosures of cash flow information
Interest paid	$228	$148
Income taxes paid	$8,485	$11,336

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30, 2008			Six Months Ended June 30, 2008
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$76,419	$13,696	$90,115	$144,782	$28,806	$173,588
Cost of service revenue	37,443	8,116	45,559	70,822	16,633	87,455
Provision for bad debts	3,085	538	3,623	6,331	978	7,309
General and administrative expenses	25,058	3,665	28,723	48,219	7,377	55,596
Operating income	10,833	1,377	12,210	19,410	3,818	23,228
Interest expense	62	18	80	163	65	228
Non-operating income	(360)	(47)	(407)	(645)	(163)	(808)
Income from continuing operations before income taxes and minority interest	11,131	1,406	12,537	19,892	3,916	23,808
Minority interest	1,978	281	2,259	3,717	981	4,698
Income from continuing operations before income taxes	9,153	1,125	10,278	16,175	2,935	19,110
Total assets	$181,362	$22,781	$204,143	$181,362	$22,781	$204,143

	Three Months Ended June 30, 2007			Six Months Ended June 30, 2007
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$57,992	$12,572	$70,564	$113,058	$26,233	$139,291
Cost of service revenue	27,711	8,370	36,081	53,739	16,959	70,698
Provision for bad debts	1,422	715	2,137	2,646	1,232	3,878
General and administrative expenses	19,375	3,630	23,005	35,986	7,946	43,932
Operating income	9,484	(143)	9,341	20,687	96	20,783
Interest expense	63	31	94	116	60	176
Non-operating income	(213)	(92)	(305)	(416)	(182)	(598)
Income from continuing operations before income taxes and minority interest	9,634	(82)	9,552	20,987	218	21,205
Minority interest	987	120	1,107	2,408	506	2,914
Income from continuing operations before income taxes	8,647	(202)	8,445	18,579	(288)	18,291
Total assets	$129,856	$33,205	$163,061	$129,856	$33,205	$163,061

CONTACT:
LHC Group, Inc.
Eric Elliott, 337-233-1307
Vice President of Investor Relations
eric.elliott@lhcgroup.com